SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 2, 2026

Date of Report (Date of the earliest event reported)

Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-41380	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Applewood Crescent

Vaughan, Ontario

Canada L4K 4B4

(Address of Principal Executive Offices)(Zip Code)

(905) 695-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BLCO	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2026, Bausch + Lomb Corporation (the “Company”) entered into an amendment (the “Fourth Amendment”) to the Credit and Guaranty Agreement, dated as of May 10, 2022 (as amended by the First Incremental Amendment, dated as of September 29, 2023, by the Second Incremental Amendment, dated as of November 1, 2024, by the Third Amendment, dated as of June 26, 2025, and as further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company as subsidiary guarantors, the lenders and other persons party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swingline lender and an issuing bank. Terms used herein, but not otherwise defined herein are as defined in the Credit Agreement as amended by the Fourth Amendment.

The Fourth Amendment provides for a new $2,802,125,000 tranche of term loans maturing in 2031 (the “Replacement Term Loans”), the proceeds of which were used to refinance all of the Company’s outstanding term B loans due 2031 (the “Third Amendment Term Loans”) and term B loans due 2028 (the “First Incremental Term Loans”). The amortization rate for the Replacement Term Loans is 1.00% per annum and the first installment shall be payable on June 30, 2026. Pursuant to the Fourth Amendment, the applicable margin is (i) 3.75% per annum for Replacement Term Loans with an interest rate determined by reference to term SOFR and (ii) 2.75% per annum for Replacement Term Loans with an interest rate determined by reference to the alternate base rate. The margin applicable to the Replacement Term Loans represents a 0.50% per annum reduction from the applicable margin that applied to the Third Amendment Term Loans and a 0.25% per annum reduction from the applicable margin that applied to the First Incremental Term Loans. The Replacement Term Loans will mature on January 15, 2031, which is the same maturity date that applied to the Third Amendment Term Loans and which represents an effective maturity extension of the First Incremental Term Loans from September 29, 2028.

The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, as amended by the Fourth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On January 2, 2026, the Company issued a press release announcing the closing of the Credit Agreement refinancing, consisting of the Replacement Term Loans. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Fourth Amendment to Credit and Guaranty Agreement by and among Bausch + Lomb Corporation, certain subsidiaries of Bausch + Lomb Corporation as subsidiary guarantors, the lenders party thereto and other persons party thereto and JPMorgan Chase Bank, N.A., dated as of January 2, 2026.

99.1	Press Release of Bausch + Lomb Corporation, announcing the closing of the Credit Agreement refinancing, dated January 2, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH + LOMB CORPORATION

By:	/s/ Sam Eldessouky
Name:	Sam Eldessouky
Title:	Executive Vice President, Chief Financial Officer

Date: January 2, 2026